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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Viad Corp on Form S-4 of our report dated February 21, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to Viad Corp's change in the method of accounting for impairment of long-lived assets in 1995) appearing in the Annual Report on Form 10-K of Viad Corp for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

Phoenix, Arizona
October 31, 1997